UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of report: March 11, 2004
                        (Date of earliest event reported)



                             TRIARC COMPANIES, INC.
             (Exact name of registrant as specified in its charter)



    DELAWARE                    1-2207                  38-0471180
    (State or other             (Commission             (I.R.S. Employer
    jurisdiction of             File No.)               Identification No.)
    incorporation of
    organization)


                       280 Park Avenue, New York, NY 10017
               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (212) 451-3000




Item 12.  Results of Operations and Financial Condition.

     On March 11, 2004, Triarc Companies, Inc. issued a press release announcing the results of operations for its fiscal year and fourth quarter ended December 28, 2003. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 12.

     The information in this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 12 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of Triarc Companies, Inc. under the Securities Act of 1933.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TRIARC COMPANIES, INC.


                                      By: /s/ Stuart I. Rosen
                                         -------------------------------
                                         Stuart I. Rosen
                                         Senior Vice President and
                                         Associate General Counsel

Dated: March 11, 2004



                                  EXHIBIT INDEX


  Exhibit                   Description                          Page No.
  -------                   -----------                          --------

  99.1          Press release of Triarc Companies, Inc.
                dated March 11, 2004




                                                          Exhibit 99.1

                                                     For Immediate Release

CONTACT:          Anne A. Tarbell
                  (212) 451-3030
                  www.triarc.com

         TRIARC REPORTS FULL YEAR AND FOURTH QUARTER 2003 RESULTS

     New York, NY, March 11, 2004 - Triarc Companies, Inc. (NYSE: TRY; TRY.B) announced today the results of operations for its fiscal year and fourth quarter ended December 28, 2003.

                                   Highlights

     o Consolidated revenues increased to $293.6 million in the 2003 fiscal year ($74.5 million in the 2003 fourth quarter) from $97.8 million in the 2002 fiscal year ($24.9 million in the 2002 fourth quarter) primarily reflecting net sales from the company-owned restaurants acquired in the December 2002 purchase of Sybra, Inc. ("Sybra"). Net sales from the acquired restaurants were $201.5 million in the 2003 fiscal year ($50.5 million in the 2003 fourth quarter).

     o Consolidated revenues in both periods were positively impacted by royalties from 121 franchised restaurants opened since December 29, 2002, with generally higher than average sales volumes replacing the royalties from 71 generally underperforming franchised restaurants closed since December 29, 2002.

     o Offsetting the above was the elimination upon consolidation of royalties from restaurants acquired in the purchase of Sybra of $7.1 million in the 2003 fiscal year ($1.8 million in the 2003 fourth quarter) and a decline in same store sales of franchised restaurants.

     o 2003 fiscal year and 2003 fourth quarter consolidated operating results were impacted by a $(22.0) million non-cash goodwill impairment charge at our subsidiary Sybra, which currently owns and operates approximately 235 Arby's restaurants, which we purchased at year-end 2002. The goodwill impairment charge at Sybra was recorded in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," was based upon an analysis of expected cash flows for Sybra, reflecting increased competition and higher than expected beef costs, and was independent of our strategic reasons for owning restaurants. Although we operate our restaurant business as one segment, Arby's, Inc. and Sybra are considered separately under SFAS 142 when evaluating goodwill. The Sybra transaction was a strategic acquisition that we believe will strengthen and increase the value of the Arby's brand. The Sybra stores provide Arby's with test markets for its new products and remodeling initiatives. We are also evaluating the longer-term benefits of investing in the Sybra restaurants and selectively re-franchising them to both new and existing franchisees that, in turn, could result in new development agreements. Our goal is to increase the value of Arby's so as to enhance Triarc stockholder value.

     o Consolidated operating profit (loss) decreased to a loss of $(1.2) million in the 2003 fiscal year ($(15.8) million in the 2003 fourth quarter) compared with a profit of $15.3 million in the 2002 fiscal year ($6.3 million in the 2002 fourth quarter), principally reflecting the effect of a $(22.0) million non-cash goodwill impairment charge at Sybra which offset an otherwise positive contribution to operating profit by company-owned restaurants of $5.7 million in the 2003 fiscal year (breakeven in the 2003 fourth quarter). Aside from the overall effect of the Sybra acquisition, also affecting the comparison were $1.7 million of higher royalties and franchise and related fees in the 2003 fiscal year ($0.9 million in the 2003 fourth quarter) and an increase of $2.3 million in general and administrative expenses ($0.8 million in the 2003 fourth quarter). The increase in general and administrative expenses for the 2003 fiscal year principally reflects higher non-cash compensation expense related to the increase in value of investments under a deferred compensation plan for which the related unrealized investment income is deferred and a severance charge, with the severance charge affecting the fourth quarter comparison.

     o Excluding the $(22.0) million goodwill impairment charge, consolidated operating profit increased to $20.8 million in the 2003 fiscal year ($6.2 million in the 2003 fourth quarter) from $15.3 million in the 2002 fiscal year ($6.3 million in the 2002 fourth quarter), reflecting the factors discussed above. We are excluding the effect of the goodwill impairment charge to provide another measure of operating profit as we believe that the presentation of this information, excluding the impairment charge, provides additional, useful information to investors in assessing trends in our consolidated operations.

     o Our restaurant business posted an operating profit of $44.7 million in the 2003 fiscal year (loss of $(6.4) million in the 2003 fourth quarter) versus a profit of $59.6 million in the 2002 fiscal year (profit of $15.3 million in the 2002 fourth quarter), principally reflecting the effect of the goodwill impairment charge at Sybra which offset the otherwise positive contribution by the company-owned restaurants in fiscal 2003 (breakeven for the 2003 fourth quarter) as discussed above. Aside from the overall effect of the Sybra acquisition, also affecting the comparison of operating profit (loss) were the change in royalties and franchise and related fees and the severance charge noted above.

     o Excluding the $(22.0) million goodwill impairment charge, operating profit of our restaurant operations increased to $66.7 million in the 2003 fiscal year ($15.6 million in the 2003 fourth quarter) from $59.6 million in the 2002 fiscal year ($15.3 million in the 2002 fourth quarter), reflecting the factors discussed above. We are excluding the effect of the goodwill impairment charge to provide another measure of operating profit as we believe that the presentation of this information, excluding the impairment charge, provides additional, useful information to investors in assessing trends in our restaurant operations.

     o Consolidated depreciation and amortization increased to $14.1 million in the 2003 fiscal year ($3.9 million in the 2003 fourth quarter) from $6.5 million in the 2002 fiscal year ($1.7 million in the 2002 fourth quarter). Consolidated depreciation and amortization includes depreciation and amortization of our restaurant operations that increased to $8.5 million in the 2003 fiscal year ($2.4 million in the 2003 fourth quarter) from $1.0 million in the 2002 fiscal year ($0.3 million in the 2002 fourth quarter) as a result of the Sybra acquisition.

     o Consolidated interest expense increased to $37.2 million in the 2003 fiscal year ($9.4 million in the 2003 fourth quarter) from $26.2 million in the 2002 fiscal year ($6.2 million in the 2002 fourth quarter), reflecting the inclusion of approximately $98 million of Sybra debt as of the beginning of 2003 and $175 million of Triarc 5% convertible notes due 2023 issued in May 2003, the effects of which were partially offset by lower balances of the Arby's securitization debt.

     o Consolidated net investment income increased to $17.3 million in the 2003 fiscal year ($6.4 million in the 2003 fourth quarter) from $0.9 million in the 2002 fiscal year ($0.1 million in the 2002 fourth quarter), due to the recognition of net gains from investments in the 2003 periods, partially offset by lower interest income in the 2003 periods primarily reflecting lower available yields on cash equivalents and short-term debt instruments, as well as the effect of several investment writedowns recorded in the 2002 periods, reflecting then weak financing and stock market conditions.

     o 2003 fiscal year and 2003 fourth quarter results included a $5.8 million gain related to the October 2003 sale in a public offering of Encore Capital Group Inc. (NASDAQ: ECPG) Common Stock. As of December 28, 2003, the Company had a 9.1% strategic interest in Encore, a financial services company specializing in the collection, restructuring and resale of consumer receivable portfolios acquired at a discount from their face value.

     o 2003 fiscal year results included a consolidated gain related to proposed business acquisitions not consummated of $2.1 million versus a loss of $(2.2) million in fiscal year 2002.

     o 2003 fiscal year and 2003 fourth quarter results included a $2.2 million after-tax gain from discontinued operations principally related to the settlement of a post-closing sales price adjustment associated with the October 2000 sale of Snapple Beverage Group to Cadbury Schweppes plc. The 2002 fiscal year and 2002 fourth quarter results included an $11.1 million after-tax gain from discontinued operations related to adjustments to the previously recognized gain on the Snapple Beverage Group sale.

     o Consolidated net income (loss) was $(10.8) million, or $(0.18) per Class A and Class B share, in the 2003 fiscal year ($(7.9) million, or $(0.13) per Class A and Class B share, in the 2003 fourth quarter) compared to $1.3 million, or $0.02 per Class A and Class B share, in the 2002 fiscal year ($12.5 million, or $0.20 per Class A and Class B share, in the 2002 fourth quarter). These changes reflect the factors discussed above. In addition, the per share amounts discussed above give effect to the Company's September 2003 stock distribution of two shares of Class B Common Stock, Series 1, for each share of Class A Common Stock.

     o Systemwide same store sales were down (2.3)% in the 2003 fiscal year (flat in the 2003 fourth quarter) versus an increase of 2.1% in the 2002 fiscal year ((3.3)% decline in the 2002 fourth quarter), reflecting the adverse effects in 2003 of restaurant industry discounting and an increasingly competitive environment as well as strong same store sales comparisons for the 2002 first nine months. We expect systemwide same store sales to be positive in the 2004 fiscal year.

     o In the 2003 fiscal year, the Arby's(R) system opened 121 new units (53 in the 2003 fourth quarter) and closed 74 generally underperforming units (22 in the 2003 fourth quarter). 2003 fiscal year average unit volume for all domestic units decreased approximately (1.3)% from fiscal year 2002. As of December 28, 2003, Arby's had commitments from franchisees to build 468 new units through 2011.

     o In August 2003, our board approved a dividend of two shares of newly designated Class B Common Stock, Series 1, for each share of our Class A Common Stock. The stock dividend was distributed on September 4, 2003 to all holders of record as of August 21, 2003.

     o In the 2003 fiscal year, we began, for the first time, to pay a quarterly dividend on our common stock. Also, in the 2003 fiscal year, we repurchased approximately 1.6 million shares of our Class A Common Stock, for approximately $43 million, pursuant to our $50 million stock repurchase program, which we then replenished in full and amended to also permit the repurchase of our Class B Common Stock, Series 1.

     Commenting on corporate developments, Nelson Peltz, Triarc's Chairman and Chief Executive Officer, said: "As we look ahead, we believe that the actions we took in 2003 of seizing opportunities in the capital markets, improving our financial flexibility and resources, adding talent to our corporate team and remaining disciplined in our acquisition strategies have positioned us well for the future. We believe we can build substantially more stockholder value at Triarc."

     Commenting on recent operating management changes, Peltz added, "In December 2003, we announced that Doug Benham would become President and Chief Executive Officer of Arby's in early January 2004. Doug has been an important force in the Arby's system for a long time. He brings a wealth of operating and financial experience to our organization and we are confident that the Arby's restaurant system will greatly benefit from Doug's leadership."

     Discussing restaurant operations, Peter May, Triarc's President and Chief Operating Officer, said: "Industry discounting and increasing competition combined to depress results at Arby's in 2003. In 2004, Doug Benham and his team will be building new product development resources and adding several new and appealing products, including salads and low carbohydrate offerings. They will also be focusing on expanding Arby's unit development pipeline, improving its advertising effectiveness and continuing to work with the franchisees in growing the brand in an increasingly competitive industry."

     Triarc is a holding company and, through its  subsidiaries,  the franchisor
of  the  Arby's   restaurant  system  and  the  operator  of  approximately  235 restaurants located in the United States.

                                      # # #

                            Notes and Table To Follow
                             NOTES TO PRESS RELEASE

     1. Systemwide same store sales represent sales at all company-owned and all franchised stores. We believe that reviewing the increase or decrease in systemwide same store sales compared with the same period in the prior year is useful to investors in analyzing the growth of the Arby's brand and assessing trends in our restaurant operations.

     2. Average unit volume is calculated using sales from all domestic company-owned and all domestic franchised restaurants that have been open a full twelve months or more. We believe that reviewing the increase or decrease in average unit volume compared with the same period in the prior year is useful to investors in analyzing the growth of the Arby's brand and assessing trends in our restaurant operations.

     3. Although we currently intend to continue to declare and pay regular quarterly dividends, there can be no assurance that any dividends will be declared or paid in the future or the amount or timing of such dividends, if any. Future dividends will be made at the discretion of our Board of Directors and will be based on such factors as our earnings, financial condition, cash requirements, future prospects and other factors.

     4. There can be no assurance that we will be able to identify appropriate acquisition targets or that we will be able to successfully integrate any future acquisitions into our existing operations. In addition, there can be no assurance that any share repurchases will be made in the future or that any such repurchases or acquisitions will result in additional stockholder value.

     5. The statements in this press release that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Triarc Companies, Inc. and its subsidiaries (collectively, "Triarc" or the "Company") and statements preceded by, followed by, or that include the words "may," "believes," "expects," "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. These forward-looking statements are based on our current expectations, speak only as of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include, but are not limited to, the following: competition, including pricing pressures, the potential impact of competitors' new units on sales by Arby's restaurants and consumers' perceptions of the relative quality, variety and value of the food products offered; success of operating initiatives; development costs; advertising and promotional efforts; brand awareness; the existence or absence of positive or adverse publicity; new product and concept development by the Company and its competitors, and market acceptance of such new product offerings and concepts; changes in consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, french fries or other foods or the effects of food-borne illnesses such as "mad cow disease" and avian influenza, or "bird flu"; changes in spending patterns and demographic trends; the business and financial viability of key franchisees; the timely payment of franchisee obligations due to the Company; availability, location and terms of sites for restaurant development by the Company and its franchisees; the ability of franchisees to open new restaurants in accordance with their development commitments, including the ability of franchisees to finance restaurant development; delays in opening new restaurants or completing remodels; anticipated or unanticipated restaurant closures by the Company and its franchisees; the ability to identify, attract and retain potential franchisees with sufficient experience and financial resources to develop and operate Arby's restaurants; changes in business strategy or development plans, and the willingness of franchisees to participate in the Company's strategy; business abilities and judgment of the Company's and franchisees' management and other personnel; availability of qualified restaurant personnel to the Company and to franchisees; availability, terms (including changes in interest rates) and deployment of capital; changes in commodity (including beef), labor, supplies and other operating costs and availability and cost of insurance; the Company's ability, if necessary, to secure alternative distribution of supplies of food, equipment and other products to Arby's restaurants at competitive rates and in adequate amounts, and the potential financial impact of any interruptions in such distribution; changes in national, regional and local economic, market, business or political conditions in the countries and other territories in which the Company and its franchisees operate; changes in government regulations, including franchising laws, accounting standards, environmental laws, minimum wage rates and taxation rates; the costs, uncertainties and other effects of legal, environmental and administrative proceedings; the impact of general economic conditions on consumer spending, including a slower consumer economy and the effects of war or terrorist activities; adverse weather conditions; our ability to identify appropriate acquisition targets in the future and to successfully integrate any future acquisitions into our existing operations; and other risks and uncertainties affecting the Company detailed in the Company's Form 10-K for the fiscal year ended December 29, 2002 (see especially "Item 1. Business-Risk
Factors" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations") and in our other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond our control. We will not undertake and specifically decline any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.





                             Triarc Companies, Inc.
               Condensed Consolidated Statements of Operations (a)
  Fourth Quarter and Fiscal Year Ended December 29, 2002 and December 28, 2003

                                                       Fourth Quarter                              Fiscal Year
                                                       ----------------------                ------------------------
                                                       2002       2003                           2002         2003
                                                       ----       ----                           ----         ----
                                                                 (In thousands except per share amounts)
Revenues:
  Net sales                                            $      --         $  50,496             $      --      $  201,484
  Royalties and franchise and related fees (b)            24,893            23,955                97,782          92,136
                                                       ---------         ---------             ---------      ----------
                                                          24,893            74,451                97,782         293,620
                                                       ---------         ---------             ---------      ----------
Costs and expenses:
  Cost of sales, excluding depreciation and amortization      --            39,473                    --         151,612
  Advertising and selling                                    763             4,560                 2,948          16,115
  General and administrative                              16,143            20,362                72,945          91,043
  Depreciation and amortization, excluding
    amortization of deferred financing costs               1,690             3,875                 6,550          14,051
  Goodwill impairment                                         --            22,000                    --          22,000
                                                       ---------         ---------             ---------      ----------
                                                          18,596            90,270                82,443         294,821
                                                       ---------         ---------             ---------      ----------
      Operating profit (loss)                              6,297           (15,819)               15,339          (1,201)
Interest expense                                          (6,208)           (9,368)              (26,210)        (37,225)
Insurance expense related to long-term debt               (1,102)           (1,014)               (4,516)         (4,177)
Investment income, net                                       145             6,367                   851          17,251
Gain (costs) related to proposed business
  acquisitions not consummated                                (6)               --                (2,238)          2,064
Gain (loss) on sale of businesses                             --             5,834                (1,218)          5,834
Other income, net                                          1,159             1,457                 1,358           2,881
                                                       ---------         ---------             ---------      ----------
      Income (loss) from continuing operations
      before income taxes and minority interests             285           (12,543)              (16,634)        (14,573)
(Provision for) benefit from income taxes                   (223)            2,356                 3,329           1,371
Minority interests in loss of a consolidated subsidiary    1,293                 7                 3,548             119
                                                       ---------       -----------             ---------        --------
      Income (loss) from continuing operations             1,355           (10,180)               (9,757)        (13,083)
Gain on disposal of discontinued operations               11,100             2,245                11,100           2,245
                                                       ---------         ---------             ---------      ----------
      Net income (loss)                                $  12,455         $  (7,935)            $   1,343      $  (10,838)
                                                       =========         =========             =========      ==========

Basic income (loss) per share of Class A common
stock and Class B common stock:
  Continuing operations                                $     .02         $   (.17)             $   (.16)      $     (.22)
  Discontinued operations                                    .18              .04                   .18              .04
                                                       ---------         --------              --------       ----------
  Net income (loss)                                    $     .20         $   (.13)             $    .02       $     (.18)
                                                       =========         ========              ========       ==========

Diluted income (loss) per share of Class A common
stock and Class B common stock:
  Continuing operations                                $     .02         $   (.17)             $   (.16)      $     (.22)
  Discontinued operations                                    .17              .04                   .18              .04
                                                       ---------         --------              --------       ----------
  Net income (loss)                                    $     .19         $   (.13)             $    .02       $     (.18)
                                                       =========         ========              ========       ==========

Shares used to calculate income (loss) per share (c):
  Class A common stock
    Basic                                                 20,370            19,798                20,446          20,003
                                                       =========         =========             =========      ==========
    Diluted                                               21,514            19,798 (d)            20,446 (d)      20,003 (d)
                                                       =========         =========             =========      ==========
  Class B common stock
    Basic                                                 40,740            39,609                40,892          40,010
                                                       =========         =========             =========      ==========
    Diluted                                               43,028            39,609 (d)            40,892 (d)      40,010 (d)
                                                       =========         =========             =========      ==========


                          (footnotes on following page)

     (a) On December 27, 2002, the Company completed the acquisition of Sybra, Inc. Prior to the acquisition, Sybra was the second largest franchisee of Arby's(R) restaurants. The consolidated results of operations for the 2003 periods include the results of the company-owned restaurants (236 as of December 28, 2003) acquired in the Sybra acquisition but no longer include royalties and franchise and related fees from Sybra, which are eliminated in consolidation. The consolidated results of operations for the 2002 periods, however, include royalties and franchise and related fees from Sybra but do not include the results of the acquired restaurants.

     (b) Includes royalties and franchise and related fees from Sybra for the 2002 periods whereas the royalties and franchise and related fees from Sybra for the 2003 periods were eliminated in consolidation. Such royalties were $2.0 million and $1.8 million for the 2002 and 2003 fourth quarters, respectively, and $7.4 million and $7.1 million for the 2002 and 2003 fiscal years, respectively.

     (c) The calculations of income (loss) per share reflect the effect of the Company's September 2003 stock distribution of two shares of a newly designated series 1 of Class B common stock for each issued share of Class A common stock.

     (d) The shares used to calculate diluted loss per share are the same as those used to calculate basic loss per share in periods with losses from continuing operations and, therefore, the effect of all potentially dilutive securities would have been antidilutive. Had the Company reported income from continuing operations for such periods, the shares used to calculate diluted income per Class A common share would have been 21,586,000 for the 2003 fourth quarter, and 21,737,000 and 21,524,000 for fiscal 2002 and 2003, respectively, reflecting the effect of dilutive stock options. The shares used to calculate diluted income per Class B common share would have been 43,185,000 for the 2003 fourth quarter, and 43,474,000 and 43,051,000 for fiscal 2002 and 2003, respectively, also reflecting the effect of dilutive stock options. The effects of dilutive stock options represented in such amounts reflect the average price of the Company's stock during the indicated periods. These dilutive effects may not be representative of the effects that may occur in future periods. Accordingly, this information is presented for informational purposes only. In addition to the effect of dilutive stock options, the Company's 5% Convertible Notes are convertible into 4,375,000 shares of the Company's Class A common stock and 8,750,000 shares of the Company's Class B common stock. Such additional shares were not included in the diluted shares above due to the substantial income from continuing operations that would be required before the Convertible Notes became dilutive.